As filed with the Securities and Exchange Commission on July 15, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2004

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24647 (Commission File Number)	77-0328533 (I.R.S. Employer Identification No.)

4988 Great America Pkway, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

408/235-5500

(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Gavin B. Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5. Other Events.

     In a Current Report on Form 8-K filed by the Company with the SEC on June 2, 2004, the Company announced, among other things, that Dr. Zaki Rakib announced his resignation as the Chief Executive Officer of the Company no later than August 31, 2004, or at such earlier date that the Company hires a new Chief Executive Officer. The Company is actively engaged in the search for a new Chief Executive Officer. In connection with the resignation of the Company’s Chief Executive Officer, Rouzbeh Yassini, an existing consultant with the Company, was appointed as the Interim Head of the Data Business, until August 31, 2004, to assist in the management of the Data Business during the transitional period.

     In a Current Report on Form 8-K filed by Terayon Communication Systems, Inc., (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 10, 2004, the Company announced, among other things, the intention to hold its 2004 Annual Meeting of Stockholders (the “2004 Annual Meeting”) on August 10, 2004 and that the proxy materials would be mailed on or about July 15, 2004.

     The Company has determined to defer the 2004 Annual Meeting for a brief period of time pending further developments in connection with its search for a new CEO. The Company is committed to move forward with the Annual Meeting process as soon as practicable and will provide further information about the date of the 2004 Annual Meeting, the anticipated mailing of the proxy materials and revised deadlines for stockholder proposals as soon as reasonably practicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERAYON COMMUNICATION SYSTEMS, INC.
By:	/s/ Arthur Taylor
Arthur Taylor
Chief Financial Officer

Date: July 15, 2004

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